Exhibit 99.1

PRESS RELEASE

For Immediate Release

CORGENIX SIGNS MEMORANDUM OF UNDERSTANDING REGARDING SETTLEMENT OF LITIGATION AND ANNOUNCES PLAN TO ADJOURN SPECIAL MEETING TO DECEMBER 10

DENVER — November 19, 2014 — Corgenix Medical Corporation (OTC QB: CONX.OB) (the “Company”) announced today that it has entered into a memorandum of understanding with plaintiffs’ counsel in the consolidated Nevada putative shareholder class action lawsuit described in the Company’s definitive proxy statement dated October 21, 2014, as supplemented (the “Proxy Statement”), in connection with the Company’s proposed merger with an affiliate of Orgentec Diagnostika (the “Merger”).

The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement with respect to the action.  The stipulation of settlement will be subject to customary conditions, including court approval.  Pursuant to the memorandum of understanding, the Company will file with the U.S. Securities and Exchange Commission (“SEC”) additional materials that supplement the Proxy Statement.

In order to allow shareholders time to review the supplemental proxy materials, the Company also announced today that it has decided to convene the special meeting scheduled for 9:00 a.m, Mountain Time, on November 20, 2014, but then immediately adjourn it, without a vote being taken on the Merger and the merger agreement, until 9:00 a.m., Mountain Time, on December 10, 2014.   The meeting on November 20, 2014, and the reconvened meeting on December 10, 2014, will each be held at the Westin Westminster, 10600 Westminster Blvd, Westminster, CO 80020.  Only shareholders of record at the close of business on October 14, 2014, the record date for the special meeting, are entitled to vote.

About Corgenix Medical Corporation

Corgenix is a leader in the development and manufacturing of specialized diagnostic kits for immunology disorders, vascular diseases (including the world’s only non-blood-based test for aspirin effect), bone and joint disorders and a line of unique detection products for viral hemorrhagic disease. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world. The company currently sells over 50 diagnostic products through a global distribution network and has significant experience in product submissions to the FDA and other worldwide regulatory authorities. Additionally, Corgenix contract develops and manufactures products for key medical and life science companies in state-of-the-art facilities in Colorado. The company operates under a Quality Management System that is ISO

13485:2012 certified and compliant with FDA regulations. More information is available at www.corgenix.com (Corporate website) and www.corgenix.net (Contract Services website).

Company Contact:

Corgenix Medical Corp.

William Critchfield, Senior VP Operations and Finance and Chief Financial Officer

Phone: 303-453-8903

Email: wcritchfield@corgenix.com

Media Contact:

Dan Snyders
Vice President and Public Relations Supervisor
Armada Medical Marketing
Phone: 303-623-1190 x 230
Fax: 303-623-1191
dan@armadamedical.com

Additional Information about the Merger and Where to Find It

This document may be deemed to be solicitation material with respect to the Merger. In connection with the Merger, the Company has filed the Proxy Statement and may file or furnish other relevant materials with the SEC. THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THESE MATERIALS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Proxy Statement and other relevant materials (when they become available), and any and all documents filed or furnished by the Company with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s investors and security holders may obtain free copies of the documents filed or furnished by the Company with or to the SEC by directing a request to the Company’s proxy solicitor, Georgeson Inc. at (877) 278-4751.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company with respect to the Special Meeting. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Proxy Statement, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Information regarding the direct and indirect interests of the Company, its executive officers and directors and other participants in the solicitation is set forth in the Proxy Statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this document contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about us and the merger. All statements regarding our expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budget, projected costs or cost savings, capital expenditures, competitive positions, growth opportunities for existing products or products under development, plans and objectives of management for future operations, markets for stock, and our evaluation of strategic alternatives, including the merger, are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as ‘‘expect,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘intend,’’ or similar expressions. These forward-looking statements are based upon information presently available to our management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties. Factors that could cause events not to occur as expressed in the forward-looking statements in this document include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any litigation that has been or may be instituted with respect to the merger; and the inability to complete the merger due to the failure to obtain the approval of our shareholders of the adoption of the Merger Agreement or the failure to satisfy other closing conditions, as well as other risk factors detailed in our Annual Report on Form 10-K for the year ended June 30, 2014, filed with the SEC on September 10, 2014, under the captions ‘‘Forward Looking Statements’’ and ‘‘Risk Factors’’ and otherwise in our reports and filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. We assume no obligation to update, revise or correct any forward-looking statements after the date of this document or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.